UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 9, 2025

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-42681

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel	6971068
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 9-774-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2025, Gix Media Ltd. (“Gix Media”), a wholly-owned subsidiary of Viewbix Inc., Cortex Media Group Ltd. (“Cortex”), a majority-owned subsidiary of Gix Media, and certain founders of Cortex (the “Founders”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Pro Sportority (Israel) Ltd. (the “Purchaser”), a subsidiary of Minute Media Inc. (the “Parent”).

Pursuant to the Purchase Agreement, the Purchaser agreed to acquire from Gix Media all of the issued and outstanding share capital of Cortex held by Gix Media, constituting 80% of Cortex’s issued and outstanding share capital, and, together with similar agreements entered into with the other shareholders of Cortex and the cancellation of all outstanding options, warrants, and other convertible securities of the Cortex, will result in the Purchaser owning 100% of Cortex’s issued and outstanding share capital on a fully diluted basis (the “Acquisition”). The Acquisition was signed and closed on November 9, 2025 (the “Closing”). As a result, Cortex became a wholly-owned subsidiary of the Purchaser.

The aggregate consideration payable to Gix Media is $800,000, consisting of (i) $200,000 in cash, and (ii) $600,000 in the form of 5,161 newly issued Preferred J Shares of the Parent (the “Parent Shares”), the most senior class of preferred shares of the Parent. The consideration is subject to customary tax withholding provisions and delivery mechanics as set forth in the Purchase Agreement. The Parent retains a call option to repurchase the Parent Shares from Gix Media under certain conditions, including insolvency or a change of control of Gix Media.

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. In addition, Gix Media is subject to a two-year non-compete and non-solicitation covenant following the Closing.

The foregoing description of the Purchase Agreement is not complete, and is qualified in its entirety by reference to the full text of such document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: November 12, 2025